Exhibit 31.4

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Yearly Report of Packetport.com, Inc., a Nevada Corporation (the “Company”), on Form 10-KSB for the year ending January 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas McKnight, Acting Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 30, 2008	By:	/s/ Thomas Kerns McKnight
	Name:	Thomas McKnight
	Title:	Acting Principal Financial Officer